                                                                    EXHIBIT 99.1

                          Independent Auditors' Report


The Administrator
Mohawk Carpet Corporation
 Retirement Savings Plan:


We have audited the accompanying statements of net assets available for plan benefits of the Mohawk Carpet Corporation Retirement Savings Plan ("Plan") as of December 31, 1998 and 1997, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for plan benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of and for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG LLP

Atlanta, Georgia
March 31, 1999

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

             Statements of Net Assets Available for Plan Benefits

                          December 31, 1998 and 1997


                                                            1998         1997
                                                            ----         ----
Assets:
  Investments (notes 3 and 4):
    Mutual funds, at fair value                          $34,799,216  27,055,697
    Guaranteed investment contracts, at contract value    36,585,191  33,627,717
    Mohawk Industries, Inc. common stock, at fair value   17,111,270   7,308,908
    Money market funds, at cost                              194,825     759,263
    Loans to participants, at cost                         2,686,268   2,546,235
                                                         -----------  ----------
      Total investments                                   91,376,770  71,297,820

  Cash                                                            --      61,984
  Accrued investment income                                  300,701       3,386
  Contributions receivable from employer                     253,002     193,173
  Contributions receivable from participants                 779,265     698,676
                                                         -----------  ----------
      Total assets                                        92,709,738  72,255,039

Liabilities - accounts payable                               407,255     152,552
                                                         -----------  ----------
      Net assets available for plan benefits             $92,302,483  72,102,487
                                                         ===========  ==========

See accompanying notes to financial statements.

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

        Statement of Changes in Net Assets Available for Plan Benefits

                         Year ended December 31, 1998

Additions:
  Investment income:
    Interest and dividends                                           $ 2,796,261
    Net appreciation in fair value of investments:
      Mutual funds                                                     7,035,085
      Mohawk Industries, Inc. common stock                             7,498,471
                                                                     -----------
        Net investment income                                         17,329,817

  Contributions from employer                                          2,270,212
  Contributions from participants                                      7,328,929
                                                                     -----------
        Total additions                                               26,928,958
                                                                     -----------
Deductions:
 Participants' benefits                                                6,705,437
 Administrative expenses                                                  23,525
                                                                     -----------
        Total deductions                                               6,728,962
                                                                     -----------
        Increase in net assets available for plan benefits            20,199,996

Net assets available for plan benefits at beginning of year           72,102,487
                                                                     -----------
Net assets available for plan benefits at end of year                $92,302,483
                                                                     ===========

See accompanying notes to financial statements.

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(1)  Summary of Significant Accounting Policies

     The following is a summary of significant accounting policies followed by the Plan in preparing its financial statements.

     (a)  Basis of Presentation

          The records of the Plan are maintained on the cash basis of accounting. The accompanying financial statements of the Mohawk Carpet Corporation Retirement Savings Plan (the "Plan") have been prepared on the accrual basis of accounting and present the net assets available for plan benefits and changes in those net assets.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     (b)  Investments

          Investments in mutual funds and common stock are stated at fair value based on quoted market prices or as determined by SunTrust Bank (Trustee). Investments in money market funds and loans to participants are stated at cost which approximate fair value. Securities transactions are accounted for on a trade date basis.

          Investments in guaranteed investment contracts are payable on demand and are recorded at contract value, which approximates fair value. The contractual interest rates and crediting interest rates ranged from 6.0% to 7.5% and 5.21% to 7.35% at December 31, 1998 and 1997,
          respectively. The average yield on the guaranteed investment contracts was 6.48% and 6.86% for the years ended December 31, 1998 and 1997, respectively. Guaranteed investment contracts are renegotiated at current rates available from insurance companies annually on April 1.

          Realized and unrealized investment gains and losses are included in net appreciation in fair value of investments in the statement of changes in net assets available for plan benefits.


(2)  Description of the Plan

     The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)  General

          The Plan is a defined contribution plan and covers all employees of Mohawk Carpet Corporation (the "Company"), a wholly owned subsidiary of Mohawk Industries, Inc. The Plan provides for retirement savings to qualified active participants through both participant and employer contributions and is subject to certain provisions of the Employee Retirement Income Security Act of 1974 (ERISA). During 1997, the Plan was amended to allow employees to become eligible to participate in the Plan at the beginning of a calendar month after completing one year of service rather than specific enrollment dates (any January 1, April 1, July 1, or October 1).

          The Plan is administered by an Administrative Committee appointed by the Company. The Administrative Committee is responsible for the control, management, and administration of the Plan and the assets held in trust at SunTrust Bank.
                                                                     (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


     (b)  Contributions

          Contributions to the Plan are made by both participants and the Company. Participants may contribute a maximum of 16% of their gross compensation, subject to certain limitations. During 1997, the Plan was amended to allow participants to allocate their contributions in multiples of 1% to various investment funds of the Plan rather than in multiples of 10%. The employer makes a 50% matching contribution up to the first 4% of each participant's gross compensation contributed to the Plan. The terms of the Plan also provide for discretionary employer profit sharing contributions to the Mohawk Stock Fund for plan participants employed on the last day of the plan year or terminated during the plan year on account of death, disability, or retirement.

     (c)  Participant Accounts

          Each participant's account is credited with their contribution for the period as well as the employer's matching contribution and an allocation of any employer profit sharing contribution. Investment income, realized gains, employer profit sharing contributions, and the change in unrealized appreciation or depreciation on plan investments are credited to participants' accounts monthly based on the proportion of each participant's account balance to the total account balance within each investment fund at the beginning of the month.

          Participant contributions may be invested in one or more of the investment funds available under the Plan at the direction of the participant. During 1997, the Plan was amended to allow monthly valuation of accounts rather than quarterly valuation. As a result of this amendment, several new investment options were available under the Plan. Current investment funds available within the Plan include the following:


            Investment Fund                      Fund Objective
            ---------------                      --------------
          Equity Fund            To deliver capital growth through investments
                                 in the stocks of large, well-known companies.

          Stable Value Fund      To provide a fixed principal value and generate
                                 regular interest payments through investments in a diversified portfolio of investment contracts issued by sound financial institutions.

          Balanced Fund          To provide capital growth and current income
                                 while minimizing the risk of principal loss associated with common stocks by investing in a changing mix of high-quality stocks and bonds.

          Index Fund             To track the performance of the Standard and
                                 Poor's 500 Composite Stock Price Index, which emphasizes stocks of large U.S. companies.

          International Fund     To provide long-term capital growth through a
                                 flexible policy of investing in stocks and debt obligations of companies and governments outside the U.S.

          Mohawk Stock Fund      To provide long-term appreciation through the
                                 ownership of Mohawk Industries shares.

                                                                     (Continued)

     (d)  Distributions to Participants

          Upon termination of employment, the participant's account shall be distributed in a lump-sum cash payment as soon as administratively practicable, unless the participant elects otherwise. A participant may elect to receive his distribution in approximate equal installments over a period designated by the participant, not to exceed the lesser of 15 years or the life expectancy of the last survivor of the participant and his beneficiary.

          Under the terms of the Plan, participants may make hardship withdrawals from their accounts upon furnishing proof of hardship as specified in the Plan agreement. Participants may also borrow up to 90% of the value of their accounts subject to limitations provided by the Plan. Loans must be paid back to the Plan generally within four years of the loan date.

          Amounts due to participants who have withdrawn from the Plan but have not been paid at December 31, 1998 and 1997 totaled $657,537 and $1,288,860, respectively.

     (e)  Vesting

          Participants are immediately vested in their contributions and the Company's matching and discretionary contributions and the income earned on such contributions.

     (f)  Administrative Expenses

          Certain administrative expenses of the Plan are paid by the Company. These costs include legal, accounting, and certain administrative fees.


(3)  Transactions with Parties-In-Interest

     At December 31, 1998 and 1997, the Plan held investments in trust funds and money market accounts sponsored by the trustee with current values of $29,701,669 and $23,151,056, respectively. The Plan also held investments in 406,801 and 333,162 shares of Mohawk Industries, Inc. common stock at December 31, 1998 and 1997, respectively.
                                                                     (Continued)
                                       6

(4)  Investments

     The following table shows the components of investments:

                                                     1998            1997
                                                     ----            ----
       Mutual funds:
         STI Capital Growth Fund                  $29,506,844     22,391,793
         Dodge & Cox Balanced Fund                  1,684,680      2,119,448
         Vanguard Index Fund                        3,088,218      1,985,222
         Templeton Foreign Fund                       519,474        559,234
                                                  -----------     ----------
               Total mutual funds                  34,799,216     27,055,697
                                                  -----------     ----------
       Guaranteed investment contracts:
         Commonwealth Life Guaranteed
           Investment Contract                             --      3,097,703
         Sun Life Guaranteed
           Investment Contract                      1,679,510      3,424,172
         CNA Insurance Guaranteed
           Investment Contracts                     6,247,618      6,057,002
         New York Life Guaranteed
           Investment Contract                      6,710,388      6,767,385
         Met Life Group Annuity Contract            2,735,741      2,766,396
         Prudential Insurance
           Group Annuity Contract                   1,571,355      3,203,984
         Travelers Insurance Guaranteed
           Investment Contract                      1,540,909      2,337,866
         John Hancock Life Guaranteed
           Investment Contract                      5,352,065      5,973,209
         Life of Virginia Guaranteed
           Investment Contract                     10,747,605             --
                                                  -----------     ----------
               Total Guaranteed Investment
                 Contracts                         36,585,191     33,627,717
                                                  -----------     ----------
       Mohawk Industries, Inc. common stock        17,111,270      7,308,908
       Money market funds - Trustee                   194,825        759,263
       Loans to participants                        2,686,268      2,546,235
                                                  -----------     ----------
               Total investments                  $91,376,770     71,297,820
                                                  ===========     ==========

(5)  Income Tax Status

     The Internal Revenue Service made a favorable ruling on the application for determination of qualification submitted by the Company in September 1995. The Plan has been amended since receiving the determination letter and the Plan has filed an application for an updated determination letter. The administrative committee of the Plan is not aware of any course of action or series of events that might adversely affect the Plan's qualification under Section 401(a) of the Internal Revenue Code, and under which the Plan would be subject to tax under present income tax law.


(6)  Plan Termination

     While it is the Company's intention to continue the Plan indefinitely, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and the Plan agreement.
                                                                     (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

(7)  Investment by Fund

     The net assets available for plan benefits and the changes in net assets available for plan benefits at December 31, 1998 and for the year then ended by investment fund are as follows:

                              Statement of Net Assets Available for Plan Benefits by Fund

                                                                  Participant Directed
                             -------------------------------------------------------------------------------------------------------
                                  Stable         Equity    Participant    Mohawk    Balanced     Index    International
                                Value Fund        Fund      Loan Fund   Stock Fund    Fund       Fund          Fund         Total
                                ----------       ------    -----------  ----------  --------     -----    -------------     -----
Assets:
 Investments:
  Mutual funds                  $        --    29,506,844           --          --  1,684,680  3,088,218      519,474     34,799,216
  Guaranteed investment
   contracts                     36,585,191            --           --          --         --         --           --     36,585,191
  Mohawk Industries, Inc.
   common stock                          --            --           --  17,111,270         --         --           --     17,111,270
  Money market funds                     45        77,249           --      49,580     24,730     30,862       12,359        194,825
  Loans to participants                  --            --    2,686,268          --         --         --           --      2,686,268
                                -----------    ----------    ---------  ----------  ---------  ---------      -------     ----------
      Total investments          36,585,236    29,584,093    2,686,268  17,160,850  1,709,410  3,119,080      531,833     91,376,770

  Accrued investment income         203,208        17,140           --         253     79,982         82           36        300,701
  Contributions receivable
   from employer                    123,971        70,841           --      32,890     10,120     12,650        2,530        253,002
  Contributions receivable
   from participants                385,794       217,659           --     107,032     26,830     37,076        4,874        779,265
                                -----------    ----------    ---------  ----------  ---------  ---------      -------     ----------
      Total assets               37,298,209    29,889,733    2,686,268  17,301,025  1,826,342  3,168,888      539,273     92,709,738

Liabilities - accounts payable      236,654        58,843           --      17,276     89,762      4,843         (123)       407,255
                                -----------    ----------    ---------  ----------  ---------  ---------      -------     ----------
      Net assets available for
       plan benefits            $37,061,555    29,830,890    2,686,268  17,283,749  1,736,580  3,164,045      539,396     92,302,483
                                ===========    ==========    =========  ==========  =========  =========      =======     ==========
                                                                                                                         (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                              Statement of Changes in Net Assets Available for Plan Benefits by Fund

                                                                    Participant Directed
                              ------------------------------------------------------------------------------------------------------
                                 Stable        Equity     Participant    Mohawk     Balanced     Index    International
                               Value Fund       Fund       Loan Fund   Stock Fund     Fund       Fund          Fund         Total
                               ----------      ------     -----------  ----------   --------     -----    -------------     -----
Additions:
  Investment income:
  Interest and dividends       $ 2,315,201      139,544       230,126       5,287     57,000      34,561         14,542    2,796,261
  Net appreciation
   (depreciation) in fair
   value of investments:
    Mutual funds                        --    6,348,685            --          --     91,069     616,492        (21,161)   7,035,085
    Mohawk Industries, Inc.
      common stock                      --           --            --   7,498,471         --          --             --    7,498,471
  Contributions from
   employer                      1,184,579      637,352            --     264,408     72,579      88,436         22,858    2,270,212
  Contributions from
   participants                  3,417,041    2,287,326            --     907,328    283,758     357,882         75,594    7,328,929
                               -----------   ----------     ---------  ----------  ---------   ---------        -------   ----------
         Total additions         6,916,821    9,412,907       230,126   8,675,494    504,406   1,097,371         91,833   26,928,958
                               -----------   ----------     ---------  ----------  ---------   ---------        -------   ----------
Deductions:
  Participants' benefits         3,278,249    2,240,420       125,861     777,809     83,275      96,333        103,490    6,705,437
  Administrative expenses           23,525           --            --          --         --          --             --       23,525
                               -----------   ----------     ---------  ----------  ---------   ---------        -------   ----------
         Total deductions        3,301,774    2,240,420       125,861     777,809     83,275      96,333        103,490    6,728,962
                               -----------   ----------     ---------  ----------  ---------   ---------        -------   ----------
  Fund transfers, net             (971,951)    (188,689)       35,768   1,894,569   (866,036)    121,981        (25,642)          --
         Increase (decrease)
          in net assets
          available for plan
          benefits               2,643,096    6,983,798       140,033   9,792,254   (444,905)  1,123,019        (37,299)  20,199,996

  Net assets available for
   plan benefits at
   beginning of year            34,418,459   22,847,092     2,546,235   7,491,495  2,181,485   2,041,026        576,695   72,102,487
                               -----------   ----------     ---------  ----------  ---------   ---------        -------   ----------
  Net assets available for
   plan benefits at end
   of year                     $37,061,555   29,830,890     2,686,268  17,283,749  1,736,580   3,164,045        539,396   92,302,483
                               ===========   ==========     =========  ==========  =========   =========        =======   ==========
                                                                                                                         (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


The net assets available for plan benefits at December 31, 1997 by investment fund are as follows:


                              Statement of Net Assets Available for Plan Benefits by Fund

                                                                    Participant Directed
                              ------------------------------------------------------------------------------------------------------
                                  Stable         Equity    Participant    Mohawk     Balanced     Index    International
                                Value Fund        Fund      Loan Fund   Stock Fund     Fund       Fund         Fund         Total
                                ----------       ------    -----------  ----------   --------     -----    -------------    -----
Assets:
 Investments:
  Mutual funds                  $        --   22,391,793           --          --   2,119,448   1,985,222      559,234    27,055,697
  Guaranteed investment
   contracts                     33,627,717           --           --          --          --          --           --    33,627,717
  Mohawk Industries, Inc.
   common stock                          --           --           --   7,308,908          --          --           --     7,308,908
  Money market funds                392,330      224,266           --      62,152      44,369      27,106        9,040       759,263
  Loans to participants                  --           --    2,546,235          --          --          --           --     2,546,235
                                -----------   ----------    ---------   ---------   ---------   ---------      -------    ----------
         Total investments       34,020,047   22,616,059    2,546,235   7,371,060   2,163,817   2,012,328      568,274    71,297,820

  Cash                                1,976           --           --      60,007      (3,516)         --        3,517        61,984
  Accrued investment income           1,792        1,047           --         298         115         105           29         3,386
  Contributions receivable
   from employer                    110,542       52,157           --      17,604       5,664       5,431        1,775       193,173
  Contributions receivable
   from participants                375,412      199,767           --      60,680      25,754      28,520        8,543       698,676
                                -----------   ----------    ---------   ---------   ---------   ---------      -------    ----------
         Total assets            34,509,769   22,869,030    2,546,235   7,509,649   2,191,834   2,046,384      582,138    72,255,039

Liabilities - accounts
 payable                             91,310       21,938           --      18,154      10,349       5,358        5,443       152,552
                                -----------   ----------    ---------   ---------   ---------   ---------      -------    ----------
         Net assets available
          for plan benefits     $34,418,459   22,847,092    2,546,235   7,491,495   2,181,485   2,041,026      576,695    72,102,487
                                ===========   ==========    =========   =========   =========   =========      =======    ==========

(8)  Subsequent Event

     Effective March 1, 1999, the assets from the Galaxy Carpet Mills, Inc. Deferred Income Retirement Plan and the Aladdin Retirement Savings Plan were merged with the Plan.
                                                                     (Continued)

                                                                      Schedule 1

                           Mohawk Industries 401(k)

          Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1998

                                                                                                         Current
    Identity of the issuer                     Description of investments                 Cost            value
--------------------------------     ---------------------------------------------     -----------      ----------
Mutual funds:
  STI Capital Growth Fund*           1,787,210 mutual fund units                       $29,085,728      29,506,844
  Dodge & Cox Balanced Fund          25,831 mutual fund units                            1,768,952       1,684,680
  Vanguard Index Trust Fund          27,102 mutual fund units                            2,443,255       3,088,218
  Templeton Foreign Fund             61,916 mutual fund units                              619,569         519,474

Guaranteed investment contracts:
  Sunlife of America                 Guaranteed Investment Contract due March 31,
                                       1998 at 6.20%                                     1,679,510       1,679,510
  New York Life                      Guaranteed Investment Contract due April 1,
                                       2000 at 7.35%                                     6,710,388       6,710,388
  CNA Insurance                      Guaranteed Investment Contract due April 2,
                                       2001 at 6.43%                                     2,428,870       2,428,870
  CNA Insurance                      Guaranteed Investment Contract due April 2,
                                       2002 at 7.15%                                     3,818,748       3,818,748
  Travelers Insurance Company        Guaranteed Investment Contract due April 1,
                                       2002 at 7.03%                                     1,540,909       1,540,909
  Prudential Insurance               Guaranteed Investment Contract due March 31,
                                       1998 at rates from 6.0% to 7.5%                   1,571,355       1,571,355
  John Hancock Life                  Guaranteed Investment Contract due April 2,
                                       2002 at 7.0%                                      5,352,065       5,352,065
  Met Life                           Guaranteed Investment Contract due April 1,
                                       1999 at 7.06%                                     2,735,741       2,735,741
  Life of Virginia                   Guaranteed Investment Contract due April 2,
                                       2002 at 6.0%                                     10,747,605      10,747,605
Mohawk Industries, Inc. - common
  stock*                             406,801 shares of common stock                      5,890,427      17,111,270
Money Market Funds - Trustee*        Money Market Fund                                     194,825         194,825
Loans to participants                (1)                                                 2,686,268       2,686,268
                                                                                       -----------      ----------
         Total                                                                         $79,274,215      91,376,770
                                                                                       ===========      ==========

* SunTrust Bank, Trustee, and Mohawk Industries, Inc. are parties-in-interest to the Plan.

(1) Loans are consummated at a fixed rate (then current prime rate plus 1%) for terms up to four years or 20 years for a residence.


See accompanying independent auditors' report.

                                                                      Schedule 2

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

              Item 27d - Schedule of Reportable Transactions (A)

                         Year ended December 31, 1998

                                                                                                            Current value
                                                                                     Expense                 of asset on
      Identity of party involved                 Purchase      Selling    Lease   incurred with   Cost of    transaction   Net gain
       and description of asset                   price         price     rental   transaction     asset       date        or (loss)
------------------------------------------       --------      -------    ------  -------------   -------   -------------  ---------
Life of Virginia Guaranteed
  Investment Contract                           $11,212,496      N/A         --          --       11,212,496   11,212,496        --
Life of Virginia Guaranteed
  Investment Contract                               N/A          515,271     --          --          515,271      515,271        --

John Hancock Life Guaranteed
  Investment Contract                             2,348,342      N/A         --          --        2,348,342    2,348,342        --
John Hancock Life Guaranteed
  Investment Contract                               N/A        2,951,078     --          --        2,951,078    2,951,078        --

SunTrust Retirement Reserve Fund*                 8,167,331      N/A         --          --        8,167,331    8,167,331        --
SunTrust Retirement Reserve Fund*                   N/A        8,326,920     --          --        8,326,920    8,326,920        --

STI Capital Growth Fund*                          5,979,216      N/A         --          --        5,979,216    5,979,216        --
STI Capital Growth Fund*                            N/A        2,069,406     --          --        1,988,999    2,069,406    80,407

SunTrust Money Market Funds, Trustee*            21,248,768      N/A         --          --       21,248,768   21,248,768        --
SunTrust Money Market Funds, Trustee*               N/A       21,653,617     --          --       21,653,617   21,653,617        --

 *   SunTrust Bank is a party-in-interest to the Plan.

(A) Represents transactions or a series of transactions in securities of the same issue or with the same person in excess of 5% of the current value of the Plan's assets as of the beginning of the year.


See accompanying independent auditors' report.